Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2022, with respect to the consolidated financial statements of TCR2 Therapeutics Inc., incorporated herein by reference.

/s/ KPMG LLP

Boston, Massachusetts

March 22, 2022